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                                                                    Exhibit 1(q)

                              ARTICLES OF AMENDMENT

                                       TO

                          THE ARTICLES OF INCORPORATION

                                       OF

                            BNY HAMILTON FUNDS, INC.

     BNY HAMILTON FUNDS, INC., a Maryland corporation, having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The designation of the "Investor Class" of each of the following series of common stock of the Corporation is hereby amended to be the "Class A Shares" of each such series:

     BNY Hamilton Enhanced Income Fund

     BNY Hamilton Equity Income Fund

     BNY Hamilton Intermediate Government Fund

     BNY Hamilton Intermediate New York Tax-Exempt Fund

     BNY Hamilton Large Cap Growth Fund

     BNY Hamilton Small Cap Growth Fund

     BNY Hamilton International Equity Fund

     BNY Hamilton Intermediate Investment Grade Fund

     BNY Hamilton Intermediate Tax-Exempt Fund

     BNY Hamilton Large Cap Value Fund

     BNY Hamilton Multi-Cap Equity Fund

     BNY Hamilton High Yield Fund.

          SECOND: The foregoing amendments do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation.

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          THIRD: A majority of the entire Board of Directors of the Corporation approved the foregoing amendments to the Articles of Incorporation of the Corporation and duly adopted a resolution in which were set forth the foregoing amendments to the Articles of Incorporation of the Corporation, declaring that said amendments of the Articles of Incorporation as proposed were advisable.

          FOURTH: The foregoing amendments to the Articles of Incorporation of the Corporation are limited to changes expressly permitted by ss.2-605(a)(1) and
(a)(2) of the General Corporation Law of Maryland to be made without action by stockholders and the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

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     IN WITNESS WHEREOF, BNY HAMILTON FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its Chief Executive Officer and witnessed by its Assistant Secretary on January 26, 2004.

                                                     BNY HAMILTON FUNDS, INC.
WITNESS:


_________________________                            By:________________________
Kim Grundfast                                           Kevin J. Bannon
Assistant Secretary                                     Chief Executive Officer

     THE UNDERSIGNED, Kevin J. Bannon of BNY HAMILTON FUNDS, INC., who executed on behalf of the Corporation the foregoing amendments to the Articles of Incorporation of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing amendments to the Articles of Incorporation to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                     ___________________________
                                                     Kevin J. Bannon

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